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                                                                      Exhibit 23

Kurt D. Saliger
Certified Public Accountant
5000 West Oakey
Suite A-4
Las Vegas, Nevada 89146

November 11, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      HIKING ADVENTURES, INC., FORM 10Q-SB

Dear Sir or Madam:

         As a Certified Public Accountant, I hereby consent to the inclusion of my report dated November 8, 1999, in the Form 10Q-SB filed by Hiking Adventures, Inc., including all references to my reports to the extend they are concurrent therewith and contained in the Form 10Q-SB.

By:    /s/
    Kurt D. Saliger, C.P.A.